UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 10, 2007

GATEWAY CERTIFICATIONS, INC. (Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation)

333-144228 (Commission File Number)	20-5548974 (IRS Employer Identification No.)

250 West 57th Street, Suite 917 (Address of Principal Executive Offices)	10107 (Zip Code)

(212) 586-6103 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 10, 2007 (the “Effective Date”), Gateway Certifications, Inc. (“Gateway”) entered into a one year agreement with Idearc Media Corp. (“Publisher”) for online search engine optimization to promote and drive traffic to Gateway’s online website at www.gcertifications.com. Through Superpages.com®, which averages 2.8 billion network searches per year, Publisher offers an Internet Yellow Pages, offering Gateway a distribution network, targeted advertising solutions and online traffic to reach and promote our minority and women business certification and supplier diversity consulting services with qualified customers.

Gateway executed the one year contract for the Idearc Professional Package offered by Publisher for a total maximum monthly charge of $275.00, which consists of a $196.00 click budget, a $59.00 monthly campaign management charge, and a $20.00 enhanced letter fee. The terms of the agreement also provide for a maximum per click charge of $2.50. Gateway believes that pay per click is a proven method to drive targeted traffic to its website.

Item 9.01 Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.	Description of Exhibit
10.1*	Agreement dated August 10, 2007 between Idearc Media Corp. and Gateway Certifications, Inc.

* Filed herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)
Date: September 17, 2007	GATEWAY CERTIFICATIONS, INC. By: /s/ Lawrence Williams, Jr. (Signature) Name: Lawrence Williams, Jr. Title: Chief Executive Officer